Exhibit 99.1

Precipio grants senior management performance-based awards instead of traditional time-vested ESOPs

These options vest when PRPO stock price is 5x the exercise price

NEW HAVEN, CT, (January 16, 2025) - Specialty cancer diagnostics company Precipio, Inc. (NASDAQ: PRPO), announced that options granted to senior management on January 14 would vest when the 10-day VWAP of the Company’s common stock exceeds $30.30 per share – a level 5x greater than the option exercise price, the closing price from Tuesday January 14. These options have no time-based vesting; if the performance above is not met, the options will not vest.

The Compensation Committee approved this form of vesting to incentivize the Company’s senior management team to maximize the Company’s performance and subsequent share price. The Compensation Committee provided the senior management team with the option to elect either the performance-based vesting structure or remain with the existing time-based vesting structure. The entire group elected to adopt the new performance-based structure, reflecting their confidence in the Company’s growth potential.

Pursuant to long-term Company policy and practice, the options issued to all other employees on January 14 have time-based vesting, In accordance with the Company’s shareholder-approved stock option plan, both types of options have an exercise price of $6.06, the closing price of the Company’s common stock on January 14.

“Holding myself and our senior management team’s feet to the fire by tying the vesting of this year’s stock options to a higher share price seems a sensible way to align interests and demonstrate our belief in the potential for our Company”, said Ilan Danieli, CEO. “By electing the performance-based vesting for our 2025 options grant, our team demonstrates that we believe the share price could reach 5x its current price in less than four years. I strongly believe that with the Company’s current performance, we will get there much faster”, added Ilan.

Richard Sandberg, Chairman of the Board, emphasized that the Compensation Committee approved this form of vesting schedule for six individuals in Company leadership who are most likely to have the ability to impact Company performance and subsequent shareholder price. “We are pleased that all members of senior management enthusiastically supported this approach.” said David Cohen, Chairman of the Compensation Committee.

The ESOP grant was authorized by the Compensation Committee under its existing authority as part of the Company’s existing ESOP plan which has previously been approved by Company shareholders.

About Precipio

Precipio is a healthcare biotechnology company focused on cancer diagnostics. Our mission is to address the pervasive problem of cancer misdiagnoses by developing solutions in the form of diagnostic products and services. Our products and services deliver higher accuracy, improved laboratory workflow, and ultimately better patient outcomes, which reduce healthcare expenses. Precipio develops innovative technologies in our laboratory where we design, test, validate, and use these products clinically, improving diagnostic outcomes. Precipio then commercializes these technologies as proprietary products that serve the global laboratory community and further scales Precipio’s reach to eradicate misdiagnosis. For more information, please visit www.precipiodx.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the targets set herein and related timing.

Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and our other reports filed with the U.S. Securities and Exchange Commission. Any such forward-looking statements represent management’s estimates as of the date of this press release only. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523